August 9, 2000

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 9, 2000 on our review of interim financial information of PacifiCorp (the Company) as of and for the period ended June 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in Registration Statement Nos. 333-91411 and 333-09115 on Form S-3.

Very truly yours,

PricewaterhouseCoopers LLP